UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

BANK OF THE OZARKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[BANK OF THE OZARKS LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 9, 2003

Dear Stockholder:

I am pleased to report that our Board of Directors has unanimously approved a two-for-one stock split of the Common Stock of Bank of the Ozarks, Inc. The stock split is subject to stockholder approval of an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Common Stock in order to provide sufficient additional shares to effectuate the stock split and future equity-based transactions.

In that regard, you are cordially invited to attend a Special Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on December 9, 2003 at 1:00 p.m., local time, for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the amount of the Company’s Common Stock, par value $0.01 per share, that the Company is authorized to issue from 10,000,000 shares to 50,000,000 shares.

2.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 2, 2003 will be entitled to vote at the Special Meeting and any adjournments or postponements thereof.

The Company’s Proxy Statement and a form of proxy are included with this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George Gleason

George Gleason

Chairman of the Board of Directors and

Chief Executive Officer

Little Rock, Arkansas

October 6, 2003

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

[BANK OF THE OZARKS LOGO]

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 9, 2003

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy is for use only at the Special Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, December 9, 2003 at 1:00 p.m., local time, and any adjournments or postponements thereof and is solicited on behalf of the Board of Directors of Bank of the Ozarks, Inc. (the “Company”). This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Special Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than the matter referred to in the accompanying notice of special meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed to stockholders on or about October 6, 2003.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has selected October 2, 2003 as the record date (the “Record Date”) for the Special Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were                              shares of Common Stock, $0.01 par value per share (the “Common Stock”), issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board of Directors. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for stockholders to vote for the proposal to increase the authorized shares of the Company, to vote against the proposal or to abstain from voting. By abstaining, shares will not be voted either for or against the proposal, but will be counted for quorum purposes. While there may be instances in which a stockholder will wish to abstain, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible. The affirmative vote of holders of a majority of the Company’s Common Stock outstanding as of the Record Date is required to approve the proposal. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE PROPOSAL. Stockholders voting aginst the proposal will not be entitled to dissenters rights under Arkansas law. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on non-routine matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will have the effect of a vote “AGAINST” the proposal. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

AMENDMENT TO AMENDED AND RESTATED

ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

On September 16, 2003, the Company’s Board of Directors approved a two-for-one stock split of the Company’s Common Stock, subject to stockholder approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the amount of the authorized shares of Common Stock. The increase in authorized Common Stock is necessary to permit the stock split to occur, as the Company does not currently have enough authorized but unissued shares of Common Stock to carry out the stock split.

The shares of Common Stock issued in the stock split will be identical in all respects to the outstanding Common Stock. Each share will be fully paid and non-assessable and will carry the same voting rights as the outstanding shares. Although the absolute number of shares of Common Stock held by all stockholders, including the Company’s officers, directors and other affiliates, will double as a result of the split, the stock split will not alter any stockholders’ proportionate ownership in the Company. The Company intends to apply to list the additional shares of Common Stock issuable in the stock split with the NASDAQ Stock Market.

The purpose of the stock split is to bring the trading price of the Common Stock within a range that makes it more affordable and accessible to individual stockholders, thereby increasing the Company’s overall stockholder base and the market liquidity of the shares. Because the stock split will double the number of outstanding shares, the Board expects that it will generally have the effect of reducing the trading price of each share by approximately one-half.

Under the present Amended and Restated Articles of Incorporation, the total number of shares of all classes of capital stock that the Company has authority to issue is 11,000,000 shares, consisting of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of October 2, 2003, there were                              shares of Common Stock issued leaving a total of                                  authorized shares of Common Stock available for future issuance. Since the stock split will result in the issuance of one additional share of Common Stock for every share outstanding as of the record date for the split, an increase in the amount of Common Stock authorized by the Company’s Amended and Restated Articles of Incorporation is necessary to permit the Company to carry out the stock split.

Therefore, the Board of Directors has approved, and recommends that the stockholders of the Company approve, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares (the “Articles Amendment”). The proposed form of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation amending Article “SIXTH” of such Articles is set forth in Appendix A to this Proxy Statement. The Articles Amendment will have no effect on the number of authorized shares of Preferred Stock.

After the stock split, it is expected (based on the number of shares of Common Stock outstanding on October 2, 2003) that the Company will have approximately                                      million shares of Common Stock outstanding and no shares of Preferred Stock outstanding. As a result, approximately                              million shares of Common Stock and all of the Preferred Stock will remain available for future issuance. The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to have a sufficient number of additional shares of Common Stock available for issuance from time to time, as the occasion may arise, for future financing and acquisition transactions, to permit stock dividends or stock splits at some future date, to fund employee benefit plans and for other proper corporate purposes. The terms of any future issuance of shares of Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

The Company currently has no definitive plans, understandings, agreements or arrangements concerning the issuance of such remaining shares of Common Stock. In the event such plans, understandings, arrangements or agreements are made concerning the issuance of such shares, the holders of the Company’s Common Stock would not have preemptive rights to purchase any such shares and, as a result of the Articles Amendment, may not be given the opportunity to vote thereon, unless required by law or applicable regulations. Accordingly, if approved, the Articles Amendment may have the future effect of diluting the equity participation and voting rights of the Company’s existing stockholders. However, the availability of additional shares of capital stock for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions. In many situations, prompt action may be required which would not allow sufficient time to seek stockholder approval to authorize additional shares for the specific transaction.

The ability to issue additional shares of Common Stock could also enable the Board of Directors to discourage an attempt to gain control of the Company by unaffiliated parties. It is not presently contemplated that the remaining shares of Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in the Company more difficult. However, if the Board were to oppose such attempt, it could (if consistent with its fiduciary duties and within the limits imposed by applicable law) issue additional shares of Common Stock in a public or private sale, merger or similar transaction which would increase the number of outstanding shares of such stock, thereby possibly diluting the interest of a party attempting to gain control of the Company.

The Board of Directors believes that the Articles Amendment is in the best interests of the Company. Accordingly, the Board recommends a vote FOR the approval of the Articles Amendment. The affirmative vote of holders of a majority of the Company’s Common Stock outstanding as of the Record Date is required to approve the Articles Amendment.

PRINCIPAL STOCKHOLDERS

As of August 31, 2003 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company’s Common Stock, the only class of the Company’s capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the United States Securities and Exchange Commission.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
Common Stock	George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	2,451,718	(1)	30.3%
Common Stock	Fidelity Management & Research Corporation(2) 82 Devonshire Street Boston, Massachusetts 02109-3614	768,700		9.8
Common Stock	Banc Fund IV L.P., Banc Fund V L.P. and Banc Fund VI L.P.(3) 208 S. LaSalle Street, Chicago, IL 60604	408,411		6.2
Common Stock	Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”)(4) P.O. Box 8811 Little Rock, Arkansas 72231-8811	396,693		4.9

(1)	For information regarding form of ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation, with the Securities and Exchange Commission on or about February 13, 2003. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation’s Schedule 13G.

(3)	Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. Bank Fund IV L.P., and Banc Fund V L.P. and Banc Fund VI L.P. are Illinois limited partnerships. The general partner of Banc Fund IV L.P. is MidBanc IV L.P., an Illinois limited partnership. The general partner of Banc Fund V L.P. is MidBanc V L.P., an Illinois limited partnership. The general partner of Banc Fund VI L.P. is MidBanc VI L.P., an Illinois limited partnership. The general partner of MidBanc IV is ChiCorp Management IV, Inc., an Illinois corporation. The general partner of MidBanc V L.P. and MidBanc VI L.P. is The Banc Funds Company, L.L.C., an Illinois limited liability company which is controlled by Charles J. Moore. The sole stockholder of ChiCorp Management IV, Inc. is The Banc Funds Company, L.L.C. Banc Fund IV L.P. reported sole voting and dispositive power over 143,141 shares, Banc Fund V L.P. reported sole voting and dispositive power over 277,800 shares and Banc Fund VI. L.P. reported sole voting and dispositive power over 59,500 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Schedule 13G filed by Banc Fund IV L.P., Banc Fund V L.P., and Banc Fund VI L.P.

(4)	The 401(k) Plan is a qualified retirement plan established for the benefit of all of the Company’s officers and employees. A portion of these shares were previously held in the Bank of the Ozarks, Inc. Stock Ownership Plan and Trust which was merged into the 401(k) Plan effective January 31, 1999. Bank of the Ozarks’ trust department serves as trustee of the 401(k) Plan and Jenny Bradford, Diane Hilburn and Paul Moore, each an employee of the Company’s bank subsidiary, currently serve as the administrators of the 401(k) Plan. Participants in the 401(k) Plan are entitled to vote shares of Common Stock allocated to their respective accounts on all matters submitted to the Company’s stockholders for approval and the failure by a participant to provide instructions on the manner in which to vote his or her shares is treated as an abstention.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of August 31, 2003 with respect to beneficial ownership of the Company’s Common Stock by each director, the Chief Exeuctive Officer of the Company, each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, whose aggregate 2002 salary and bonus exceeded $100,000 and all directors and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	2,451,718	(2)	30.3%
Mark Ross	232,093	(3)	2.9
Steven Arnold	3,000		*
Jerry Davis	21,000		*
Robert East	30,800	(4)	*
Porter Hillard	5,000		*
Henry Mariani	—		*
R. L. Qualls	17,200		*
Kennith Smith	44,840	(5)	*
Paul Moore	43,128	(6)	*
Jean Arehart	24,447		*
Danny Criner	65,033		*
All Directors and Executive Officers as a group (19 persons)	2,977,546		36.3

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of August 31, 2003, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after August 31, 2002) are held by the directors and executive officers as a group in the amount of 143,000, and held by the named individuals in the amounts as follows: George Gleason (17,600); Mark Ross (19,800); Linda Gleason (13,000); Steven Arnold (3,000); Jerry Davis (11,000); Robert East (13,000); Porter Hillard (5,000); R. L. Qualls (13,000); Kennith Smith (7,000); Paul Moore (10,000); Jean Arehart (7,000) and Danny Criner (10,000).

(2)	The amount includes (a) 1,941,899 shares owned directly by Mr. Gleason, (b) 421,400 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 32,400 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (d) 32,704 shares owned directly by Ms. Gleason, (e) 800 shares owned by Mr. Gleason as custodian for his children and (f) 22,515 shares representing 25% of the shares held in a family limited partnership in which Mr. Gleason, his spouse and descendants have an aggregate 25% pecuniary interest.

(3)	Includes (a) 72,600 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (b) 45,000 shares owned by Mr. Ross’ spouse.

(4)	Includes 1,200 shares held by children of Mr. East.

(5)	Includes 524 shares held by spouse of Mr. Smith.

(6)	Includes 2,000 shares held by spouse and 100 shares held by child of Mr. Moore.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at the 2004 Annual Meeting should be directed to the Secretary of the Company, and must be received by the Company on or before November 12, 2003 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal is delivered in writing to the Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any stockholder of the Company desires to submit a proposal for consideration to be brought before the Company’s 2004 Annual Meeting, the stockholder must deliver written notice of the proposal to the Secretary of the Company no later than December 1, 2003.

ADDITIONAL INFORMATION AVAILABLE

Upon written request the Company will furnish, without charge, a copy of the Company’s Special Report on Form 10-K for the year ended December 31, 2002, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Secretary of the Company, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

/s/ George Gleason

George Gleason

Chairman of the Board of Directors and

Chief Executive Officer

October 6, 2003

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BANK OF THE OZARKS, INC.

Pursuant to the provisions of Section 4-27-1006 of the Arkansas Code Annotated, the undersigned Corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Corporation is Bank of the Ozarks, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted at a Special Meeting of Shareholders held on December 9, 2003 (the “Meeting”), by stockholders of the Corporation holding a majority of the votes entitled to be cast thereon in the manner prescribed by the Arkansas Business Corporation Act of 1987.

NOW, THEREFORE, BE IT RESOLVED, that paragraph (a) of Article Sixth of the Amended and Restated Articles of Incorporation of the Corporation be amended in its entirety to read as follows:

SIXTH. (a) The total amount of the authorized capital stock of the Corporation is as follows:

SHARES	CLASS	PAR VALUE
50,000,000	Common	$0.01
1,000,000	Preferred	$0.01

THIRD: The number of shares of stock of the Corporation outstanding at the time of such adoption was              shares of common stock, $0.01 par value, and the number of shares entitled to vote thereon was              shares, or 100%.

FOURTH: The number of shares entitled to vote on such adoption and which were represented at the Meeting was              shares. The number of shares cast in favor of such amendment was              shares, which amount is sufficient for approval of the amendment.

Dated December         , 2003.

BANK OF THE OZARKS, INC.

By:
Name:
Title:

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

SPECIAL STOCKHOLDERS MEETING

DECEMBER 9, 2003

The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at a Special Meeting of the Stockholders to be held at the Company’s offices at 12615 Chenal Parkway, Little Rock, Arkansas 72211 on Tuesday, December 9, 2003 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the following business:

Proposal:	TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION to increase the number of authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

IMPORTANT: Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.	The undersigned instructs that this proxy be voted as marked.
Dated:

(Signature of Stockholder)

(Signature if held jointly)

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

IF YOU PLAN ON ATTENDING THE SPECIAL STOCKHOLDERS MEETING IN PERSON, PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. ☐